Exhibit 10.41
US Employees (QR)

EVERCORE INC.
NOTICE OF AWARD OF RESTRICTED STOCK UNITS
Evercore Inc. (the “Company”), pursuant to its Amended and Restated 2016 Stock Incentive Plan (the “Plan”), hereby awards to the participant identified below a restricted stock unit award (the “Award”) with respect to the number of shares of the Company’s Class A common stock (“Shares”) indicated below in this Notice of Award of Restricted Stock Units (the “Notice”). The Award is effective on the grant date indicated below and is subject to the terms set forth herein and in the Restricted Stock Unit Award Terms and Conditions attached hereto (the “Terms and Conditions”).

Participant	[ ]
Grant Date	February 12, 2019
Number of RSUs Granted
Vesting Schedule
25% of this Award will vest on each of the first, second, third and fourth anniversaries of February 4, 2019, subject in each case to the Participant’s continued service with the Company or one or more of its Affiliates through the applicable vesting date and subject further to accelerated vesting in certain cases, all as specified in the attached Terms and Conditions.

You do not have to accept this Award. If you wish to decline this Award, you should promptly notify the undersigned of your decision in writing. If you do not provide such written notification within 10 days, you will be deemed to have accepted this Award on the terms set forth herein and in the attached Terms and Conditions. If you have previously executed a Confidentiality, Non-Solicitation and Proprietary Information Agreement (a “CNPI Agreement”) and the HCG department has not asked you to execute a new CNPI Agreement in conjunction with the delivery of this Award, your acceptance of this Award will also constitute your affirmation that you are in compliance with the terms of the CNPI Agreement and that you remain bound by the CNPI Agreement you previously executed.

EVERCORE INC.

By:

Date:

Attachments:     Restricted Stock Unit Award Terms and Conditions

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US Employees (QR)

RESTRICTED STOCK UNIT AWARD TERMS AND CONDITIONS
This document contains the Terms and Conditions of the restricted stock units awarded by the Company to the Participant indicated in the attached Notice. Capitalized terms not otherwise defined herein or in the Notice have the same meanings as defined in the Plan.
1.    Grant of RSUs. Effective on the Grant Date, the Company grants to the Participant the number of restricted stock units (“RSUs”) indicated in the Notice, on the terms and conditions hereinafter set forth. Each RSU represents the unfunded, unsecured right of the Participant to receive one Share. The Participant will become vested in the RSUs, and take delivery of the Shares subject thereto, as set forth in these Terms and Conditions.

2.    Vesting.

(a)    Subject to the Participant remaining in continuous service with the Company through the relevant Vesting Event (as hereinafter defined), the Participant shall become vested in the RSUs subject hereto as follows (the occurrence of each such event described herein, a “Vesting Event”):

(i)    Twenty-five percent (25%) of the total number of RSUs subject hereto shall become vested on February 4, 2020;

(ii)    Twenty-five percent (25%) of the total number of RSUs subject hereto shall become vested on February 4, 2021;

(iii)    Twenty-five percent (25%) of the total number of RSUs subject hereto shall become vested on February 4, 2022;

(iv)    Twenty-five percent (25%) of the total number of RSUs subject hereto shall become vested on February 4, 2023; and

(v)    Any otherwise unvested RSUs shall become one hundred percent (100%) vested upon (A) the occurrence of a Change in Control (as defined below), (B) the Participant’s death, (C) the Participant’s Disability (as defined below), (D) the termination of the Participant’s service by the Company without Cause (as defined below), or (E) the Participant becoming eligible for a Qualifying Retirement (as defined below).

(b)    Upon cessation of the Participant’s service with the Company for any reason other than death, Disability, Qualifying Retirement or termination by the Company without Cause, all then unvested RSUs shall immediately be forfeited by the Participant, without payment of any consideration therefor.

3.    Delivery.

(a)    In the case of a Vesting Event described in Section 2(a)(i), 2(a)(ii), 2(a)(iii), 2(a)(iv), 2(a)(v)(A), 2(a)(v)(B) or 2(a)(v)(C) (i.e., scheduled vesting dates, Change in Control, death or Disability), one Share shall be delivered in respect of each RSU then vesting, within 15 days of the applicable Vesting Event.

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(b)    In the case of a Vesting Event described in Section 2(a)(v)(D) (termination without Cause), one Share will become deliverable in respect of each RSU then vesting, subject to the Participant executing a general release of claims against the Company and its affiliates in a form reasonably prescribed by the Company and to such release becoming irrevocable within 45 days after such termination. Subject to the Participant’s compliance with the release requirement described herein, Shares deliverable under this paragraph will be delivered (x) on the date such Shares would have otherwise been delivered under Sections 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv) (scheduled vesting dates), but for the Participant’s termination, or (y) if sooner, upon the occurrence of a Change in Control or the Participant’s death. If the Participant fails to timely satisfy this release requirement, all RSUs otherwise vesting under Section 2(a)(v)(D) (along with any Shares issuable with respect to such RSUs and any cash credited under Section 8(b) with respect to such RSUs) shall be forfeited and the Participant will have no further rights with respect thereto.

(c)    In the case of a Vesting Event described in Section 2(a)(v)(E) (eligibility for Qualifying Retirement), one Share will become deliverable in respect of each RSU then vesting. Shares deliverable under this paragraph will be delivered (x) on the date such Shares would have otherwise been delivered under Sections 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv) (scheduled vesting dates), notwithstanding any Qualifying Retirement, or (y) if sooner, upon the occurrence of a Change in Control or the Participant’s death.

(d)    In the event of the death of the Participant, the delivery of Shares under this Section 3 shall be made to the Participant’s estate.

(e)    Notwithstanding any other provision of this Award:

(A)    the delivery of any Shares under this Section 3 shall be subject to Section 12 herein; and

(B)    while it is the Company’s intention to deliver to the Participant Shares underlying any vested RSUs, to the extent that at the time of delivery there is an insufficient number of Shares available under the Plan to be delivered to the Participant with respect to such vested RSUs, the Company, in accordance with Section 8(a) of the Plan, will deliver a cash payment equal to the equivalent Fair Market Value at such time of such Shares.

(f)    For purposes of these Terms and Conditions, service with the Company will be deemed to include service with the Company’s Affiliates, but only during the period of such affiliation.

4.    Certain Definitions. For purposes of these Terms and Conditions and notwithstanding any provision of the Plan to the contrary, the following definitions will apply:

(a)    “Cause” means (i) the Participant’s material breach of any of the Restrictive Covenants (as defined below), any published policy of the Company or its Affiliates applicable to the Participant, including the Company’s or any of its Affiliates’ Code of Ethics; (ii) any act or omission by the Participant that causes the Participant, the Company or any of the Company’s Affiliates to be in violation of any law, rule or regulation related to the business of the Company or its Affiliates, or any rule of any exchange or association of which the Company or its Affiliates is a member, which,

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in any such case, would make the Participant, the Company or any of the Company’s Affiliates subject to being enjoined, suspended, barred or otherwise disciplined; (iii) the Participant’s conviction of, or plea of guilty or no contest to, any felony; (iv) the Participant’s participation in any fraud or embezzlement; (v) gross negligence, willful misconduct by the Participant in the course of employment or the Participant’s deliberate and unreasonably continuous disregard of his or her material duties; or (vi) the Participant’s committing to, or engaging in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or any of its Affiliates which, in any such case, has a material adverse effect on the Company; provided, however, that in the case of clauses (i), (ii), (v) and (vi), “Cause” shall not exist if such breach, act or omission, if capable of being cured (in the good faith determination of the Company’s CEO), shall have been cured within ten business days after the Company provides the Participant with written notice thereof.

(b)    “Change in Control” shall have the meaning ascribed to it in the Plan, except that, no event or transaction will be considered a Change in Control under this Award unless it also constitutes a change in control event within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(c)    “Disability” shall mean that, due to a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, the Participant is (i) the unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or an Affiliate.

(d)    “Qualifying Retirement.” A Participant will be eligible for a Qualifying Retirement once he or she has satisfied (i) or (ii) below.

(i)    (x) The sum of the Participant’s age plus completed years of continuous service with the Company is greater than 65; (y) the Participant is at least age 55 and has completed at least 5 years of continuous service with the Company; and (z) the Participant has completed one year of service with the Company after providing Elizabeth Lynch, Head of Human Capital Group, or her successor, with written notice of his or her intent to retire (which notice may not be provided earlier than one year prior to the satisfaction of the conditions stated above in clauses (x) and (y)); or

(ii)    (x) The Participant is at least age 60; (y) the Participant has completed at least 10 years of continuous service with the Company; and (z) the Participant has completed six (6) months of service with the Company after providing Elizabeth Lynch, Head of Human Capital Group, or her successor, with written notice of his or her intent to retire (which notice may not be provided earlier than six (6) months prior to the satisfaction of the conditions stated above in clauses (x) and (y)).

5.    Adjustments Upon Certain Events. The Committee shall, in its sole discretion, make equitable substitutions or adjustments to the number of Shares and RSUs subject hereto pursuant to Section 9(a) of the Plan.

6.    No Right to Continued Employment. Neither the Plan, the Notice nor these Terms and Conditions shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship with, the Company or any of its Affiliates. Further, the Company

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(or, as applicable, its Affiliates) may at any time dismiss the Participant, free from any liability or any claim under the Plan, the Notice or these Terms and Conditions, except as otherwise expressly provided herein.

7.    No Acquired Rights. This Award has been granted entirely at the discretion of the Committee. The grant of this Award does not obligate the Company to grant additional Awards to the Participant in the future (whether on the same or different terms).

8.    No Rights of a Stockholder; Dividend Equivalent Payments.

(a)    The Participant shall not have any rights or privileges as a stockholder of the Company, which for the avoidance of doubt includes no rights to dividends or to vote, until the Shares in question have been registered in the Company’s register of stockholders as being held by the Participant.

(b)    The foregoing notwithstanding, if the Company declares and pays a cash dividend or distribution with respect to its Shares, any RSUs subject hereto with respect to which Shares have not been delivered, whether vested or unvested (“Outstanding RSUs”) will be either, at the Company’s discretion, (x) increased by a number of additional RSUs determined by dividing (A) the total dividend or distribution that would then be payable with respect to a number of Shares equal to the number of Outstanding RSUs on the dividend or distribution record date, divided by (B) the Fair Market Value on the date the dividend or distribution is paid, or (y) credited with an amount of cash equal to the value of such cash dividend or distribution. Additional RSUs or cash credited under this paragraph will be subject to the same terms and conditions (including the same vesting and delivery schedule, but not including the right to be credited with additional dividend equivalent RSUs under this section) as the Outstanding RSUs to which they relate. The Participant acknowledges that this Section 8(b) will apply to any other Awards held by the Participant and outstanding under the Plan (or its predecessor) as of the date of this Award for any dividend or distribution on or after the date of this Award.

9.    Transferability of Shares. Any Shares issued or transferred to the Participant pursuant to this Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the Notice, these Terms and Conditions or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Committee may cause a legend or legends to be put on any certificates representing such Shares or make an appropriate entry on the record books of the appropriate registered book-entry custodian, if the Shares are not certificated, to make appropriate reference to such restrictions.

10.    Transferability of RSUs. Except as set forth in Section 3(d), the RSUs (and, prior to their actual issuance, the Shares subject hereto) may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 10 shall be void and unenforceable.

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11.    Withholding; Taxation.

(a)    The Company or any Affiliate shall have the right and are hereby authorized to withhold from any transfer due under this Award, or from any other compensation or amount owing to the Participant, applicable withholding taxes with respect to this Award to satisfy all obligations for the payment of such taxes. The payment of any applicable withholding taxes through the withholding of Shares otherwise issuable under this Award shall not exceed the minimum required withholding liability.

(b)    This Award is intended to comply with Section 409A of the Code and should be interpreted accordingly. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the provisions of the Plan and these Terms and Conditions, the provisions of these Terms and Conditions will govern, and in the case of any conflict or potential inconsistency between this Section 11 and the other provisions of these Terms and Conditions, this Section 11 will govern. Nonetheless, the Company does not guarantee the tax treatment of this Award.

(c)    In no event will the Participant be permitted to designate, directly or indirectly, the taxable year of the delivery. To the extent this Award includes a “series of installment payments” as described in Treas. Reg. § 1.409A-2(b)(2)(iii), the Participant’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment. This Award is subject to offset solely to the extent permitted by the Plan and Section 409A of the Code. To the extent any payment under this Award is conditioned on the effectiveness of a release of claims and the period the Participant is afforded to consider the release spans two calendar years, payment will be made in the second calendar year.

(d)    Notwithstanding anything in this Award to the contrary, (i) to the extent permitted by Treas. Reg. § 1.409A-3(j)(4)(vi), settlement of the Award may be accelerated to the extent necessary to satisfy employment tax withholding obligations that arise with respect to this Award, and (ii) the Company may terminate this arrangement and deliver Shares hereunder in a manner consistent with Treas. Reg. § 1.409A-3(j)(4)(ix).

12.    Restrictive Covenants; Grounds for Termination.

(a)    The Participant has agreed to be bound by certain restrictive covenants during his or her service to the Company and following the cessation of that service for any reason (such covenants, together with any restrictive covenants made by the Participant after the date hereof, the “Restrictive Covenants”). As a condition to the issuance or delivery of Shares in respect of RSUs, the Participant may be required to (i) certify, in a manner acceptable to the Company, that he or she continues to be in compliance with the Restrictive Covenants, and (ii) irrevocably appoint the Company as his or her agent and attorney-in-fact to take any actions necessary or appropriate to facilitate enforcement of this Section 12 or any similar arrangement with the Company or its Affiliates, including without limitation executing and delivering stock powers and instruments of transfer, making endorsements and/or making, initiating or issuing instructions or entitlement orders, all in the Participant’s name and on his or her behalf.

(b)    If the Participant is terminated with Cause, resigns at such time as the Company could have terminated the Participant for Cause, or violates any of the terms of the Restrictive Covenants

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(in the case of a Participant who has a Qualifying Retirement, regardless of the fact that such Participant is at the time of such violation no longer an employee or whether the time limits in the relevant Restrictive Covenant have otherwise expired), then notwithstanding any other provision of these Terms and Conditions, the Participant will immediately forfeit any remaining RSUs (even if otherwise vested) for which Shares have not yet been delivered, and any cash amounts credited under Section 8(b).

(c)    The remedies contained in this section will be in addition to, not in lieu of, any other remedies applicable to the Restrictive Covenants, including those remedies available under the CNPI Agreement or otherwise.

13.    Clawback/Forfeiture; Other Company Policies. Notwithstanding anything to the contrary contained herein or in the Plan, in consideration for the grant of this Award, the Participant agrees that the RSUs and any Shares or cash delivered in settlement of the RSUs (i) will be subject to the terms of any clawback or recapture policy that the Company may have in effect from time to time and, in accordance with such policy, may be subject to the requirement that the Shares subject to the RSUs or any cash payments made in respect thereof be repaid to the Company after they have been distributed to the Participant, and (ii) will, along with any other equity interests in the Company held by the Participant, be subject to any policy with respect to hedging or pledging of Shares that the Company may have in effect from time to time.

14.    Choice of Law/Arbitration. THIS AWARD SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW. Subject to any applicable “Mutual Arbitration Policy” and/or “Employee Agreement to Arbitrate,” any controversy or claim arising out of or relating to this Award, shall be resolved by final and binding arbitration as follows: (i) the arbitration of any dispute required to be heard by the Financial Industry Regulatory Authority (“FINRA”) will be conducted in accordance with the FINRA Code of Arbitration Procedure for Industry Disputes and (ii) all claims not required to be heard by FINRA will be settled by arbitration administered by the American Arbitration Association (“AAA”) in accordance with and subject to the AAA Employment Arbitration Rules and Mediation Procedures, in each case, in the Borough of Manhattan, New York City. The arbitrator(s) shall resolve any and all jurisdictional disputes, including disputes concerning the validity, enforceability and scope of the parties’ agreement to arbitrate contained in this Section 14, as well as the arbitrability of all claims and counterclaims asserted in the proceedings. The Participant and the Company hereby waive their right to trial by jury. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

15.    RSUs Subject to Plan. All the RSUs are subject to the Plan, a copy of which has been provided to the Participant and the terms of which are incorporated herein by this reference. Except as set forth in Section 11 above, in the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Notice and these Terms and Conditions may only be amended in writing.

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